Exhibit 10.40

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 406

LETTER AGREEMENT DCT-015/2004

This Letter of Agreement DCT-015/2004 (“Agreement”) dated March 19, 2004, is an agreement between Republic Airline, Inc. (“Buyer”) with its principal place of business at 2500 S. High School Road, Indianapolis, Indiana  46241, United States, and EMBRAER - EMPRESA BRASILEIRA DE AERONAUTICA S.A. (“Embraer”), with its principal place of business at Sao Jose dos Campos, Sao Paulo, Brazil, relating to the Purchase Agreement DCT-014/2004 dated March 19, 2004 (the “Purchase Agreement”) for the purchase by Buyer of up to fifty (50) new ERJ 170 - 100 LR aircraft (the “Aircraft”).

This Agreement constitutes an amendment and modification of the Purchase Agreement, and it sets forth additional agreements of the Parties with respect to the matters set forth in the Purchase Agreement. All terms defined in the Purchase Agreement shall have the same meaning when used herein, and in case of any conflict between this Agreement and the Purchase Agreement, this Agreement shall govern.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Embraer and Buyer agree as follows:

1.             PARTS ADDITIONAL SUPPORT

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CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(ii)           Spare Parts Credit:  Embraer will provide a spare parts (except for engines, engine related parts and APU), ground support equipment and test equipment credit of [*]. This spare parts credit shall be made available to Buyer upon [*].  If for any reason the Purchase Agreement is terminated in relation to any Aircraft, then [*] Buyer shall pay [*]. The spare parts credit with respect to an Aircraft shall only be made available to Buyer in the event there is [*].  If any such credit is not so made available to Buyer because [*] such credit shall be made available [*].  Any portion of such credit which remains unused [*] shall be deemed to have been waived by Buyer, and no further compensation shall be due from Embraer to Buyer for such spare parts credit(s).  Such spare parts credit(s) shall be applied against [*].

(iii)           [*] Credit for the First Firm Aircraft:  Embraer will provide [*] of [*] for the first Firm Aircraft (in addition to the [*] provided under Article 1(ii)).  In the event that for any reason (other than breach by Embraer of its obligations) Buyer does not take delivery of at least [*] Firm Aircraft, the amount of [*] per each non-delivered Firm Aircraft shall be [*].  This [*] credit shall only be made available to Buyer in the event there is [*].  If the [*] credit is not so made available to Buyer because [*] such credit shall be made available at such time thereafter [*].  Any portion of such credit which remains unused [*] shall be deemed to have been waived by Buyer, and no further compensation shall be due from Embraer to Buyer for such [*] credit.  Such [*] credit shall be applied [*].

 (iv)           Test Equipment and Tooling: Embraer shall provide, [*].  Embraer shall also rent tooling and test equipment for non-routine maintenance tasks at a daily rate of 1/365 of the tooling or test equipment purchase price. In case Embraer [*] and Buyer, [*].

(v)              Spare Parts Special Programs: Embraer shall make available to Buyer a spare parts support program that shall include the following elements:

A Fleet Hour Program - POOL, for repairable spares candidate to this program.

A Consignment Program for other repairable spares and expendable parts.

A Rental Program for tools, ground support equipment and insurance items.

The terms and conditions for making such programs available to Buyer shall be further detailed by Embraer upon Buyer’s request and are subject to Buyer and Embraer entering into a specific spares support agreement to be negotiated in good faith by the Parties on or before the first Firm Aircraft actual delivery date.

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(vi)       Extension: The [*] for each Aircraft as described by [*] shall be [*] for a total [*] of [*] from the date of [*] provided that Buyer may not [*].

2.         AIRCRAFT PURCHASE PRICE

The Basic Price applicable to each Aircraft and the MCG rate referred to in Attachment “E” to the Purchase Agreement are subject to Embraer’s standard escalation formula contained in Attachment “D” (the “Escalation Formula”) to the Purchase Agreement, subject to the provisions set forth below.

2.1           The Escalation Formula applied to each Aircraft [*].

[*].  However in the event that the Contractual Delivery Month provided for any Aircraft is delayed for any reason not attributable to Embraer [*] and the Basic Price of the relevant Aircraft shall be [*] in accordance with the Escalation Formula (except as otherwise provided in the Purchase Agreement).

2.2           The calculation of [*] shall be made for the [*] applicable for each relevant Aircraft [*] and the result so obtained [*] shall be [*].

2.3           The Aircraft Purchase Price shall be determined as follows:

(i)    If [*] the Aircraft Purchase Price shall be equal to [*] or:

[*]

(ii)   If [*] the [*] shall be [*] and the applicable Aircraft Purchase Price shall be equal to [*] or:

[*]

(iii)      If [*] the Aircraft Purchase Price shall be equal to [*] and the result so obtained shall be [*]

[*]

2.4           The conditions described in this Article 2 shall only be applicable in the event [*]. In the event in any of the situations described in Article 2.3 above [*] the Aircraft Purchase Price will be equal to the Basic Price [*].

3.             ADDITIONAL CUSTOMER SUPPORT SERVICES

3.1           Start-up team:

With respect to the Aircraft, Embraer shall provide a start-up team to take place at the initial line operation and proving runs of the first Aircraft, composed of the following individuals:

[*] pilots for [*] days to [*]

[*] for [*] days

[*] for [*] days

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[*] days

The purpose of these specialists is to advise and assist with Buyer’s start-up operations and operator’s certification proving runs, making Buyer’s pilots and mechanics familiar with the operation and maintenance of the Aircraft. The start-up team is in addition to the pilot and mechanic training, and to the Technical Representative. During Buyer’s EMBRAER 170 Aircraft proving runs, Embraer shall provide technical assistance to Buyer through the start-up team defined above. This support shall be conditioned on Buyer giving Embraer notice at least [*] before the start of such proving runs.

Embraer pilot and mechanic shall not shall not be authorized to perform any direct flight or maintenance services on Buyer’s Aircraft. In the event Buyer requests a team member to perform any services which would directly affect the Aircraft and Embraer issues its prior written consent to such services, Buyer shall cover such Embraer personnel under its insurance policy in accordance with terms and conditions contained in Schedule ”2” to this Letter Agreement.

Buyer shall bear all expenses related to the transportation, board & lodging of the Embraer personnel in the event such personnel is required to render the services provided for herein in any place other than Buyer’s main maintenance base, otherwise all costs of travel and accommodation for such personnel shall be borne by Embraer.

At no charge to Embraer, Buyer shall provide Embraer pilots with transportation means between Buyer’s main maintenance base and any airport where such pilots will render the services, so that the pilots can report to Buyer’s operation facilities or leave the airport in a timely manner according to the schedule of the flights they are engaged in.

3.2 Aerochain:

AEROchain (www.aerochain.com) is an electronic marketplace that provides value-added after-sales services and extended supply chain collaboration, at no additional charge used on the aerospace community. The AEROchain Technical Services section incorporates the features formerly included in the Embraer CIS (Customer Integration System). Access to Aerochain Technical Services section (former CIS) shall be [*] provided, however, that [*].

3.3           Technical and Engineering Support:

Embraer shall provide remote technical and engineering support services, twenty-four (24) hours a day and seven (7) days a week, for airframe and systems. This service may be accessed by phone, fax and e-mail at the main facilities of Embraer.

This remote technical support is intended to assist Buyer to identify and investigate the causes of in-services issues, and during AOG situations, as well to support daily operations, as required. This support is provided [*] to Buyer, up to [*].

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4.             CONVERSION

a)   General

Buyer shall have the flexibility to request the conversion of any Option Aircraft into the EMBRAER 175, the EMBRAER 190, or the EMBRAER 195 jet aircraft (collectively, the “Conversion Aircraft”), provided [*].

To exercise the conversion of an Aircraft, Buyer shall send a written notice to Embraer to such effect at least [*] prior to the scheduled delivery date of the Aircraft that Buyer intends to convert, if the Conversion Aircraft is [*], or [*] prior to the scheduled delivery date of the Aircraft that Buyer intend to convert, if the Conversion Aircraft is [*] in which case such scheduled delivery date shall be the scheduled delivery date of the Conversion Aircraft.

If a Conversion Aircraft is not available at such scheduled delivery date due to unavailability in Embraer’s production schedule, the alternative delivery date shall be scheduled on the earliest non-committed available delivery date.

Following receipt by Embraer of Buyer’s conversion request notification, Embraer shall confirm to Buyer if the requested Conversion Aircraft is available for conversion as per Buyer’s request (the “Confirmation Notice”) or, if not available on the scheduled delivery date, specifying the available delivery date therefor.  If Embraer specifies an alternative delivery date, Buyer shall have [*] to revoke its conversion request notification with respect to such Aircraft by sending written notice to Embraer.

Except as provided in this Section 4, all terms and conditions applicable to Option Aircraft shall apply mutatis mutandis to the Conversion Aircraft.

b)   EMBRAER 175 Conversion Aircraft Offer Price:

The Basic Price for each Conversion Aircraft that is an EMBRAER 175 jet aircraft (the “175 Conversion Aircraft”) [*].

c)   EMBRAER 190 Conversion Aircraft Offer Price:

The Basic Price for each Conversion Aircraft that is an EMBRAER 190 jet aircraft (the “190 Conversion Aircraft”) [*].

d)   EMBRAER 195 Conversion Aircraft Offer Price:

The Basic Price for each Conversion Aircraft that is an EMBRAER 195 jet aircraft (the “195 Conversion Aircraft”) [*].

Each Conversion Aircraft shall be configured as per Exhibit 3, considering the differences indicated in the table below and shall be available to Buyer at each relevant Conversion Aircraft Basic Price, and in [*].

Any additional Buyer selected optional equipment and/or specific interior configuration changes will affect the relevant Basic Price for each applicable relevant Conversion Aircraft accordingly. The relevant Conversion Aircraft Basic Price for each of the relevant Conversion Aircraft is subject to the [*].

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5.             ADDITIONAL ASSISTANCE AND SUPPORT

Terms and conditions of certain additional assistance and support are provided in               Schedules “4” and “5”.

6.             MISCELLANEOUS

All terms and conditions of the Purchase Agreement that have not been specifically altered or modified hereunder shall remain in full force and effect.

7.             SURVIVAL

In the case of a termination of this Agreement or the Purchase Agreement with respect to one or more Aircraft, [*].

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

EMBRAER – EMPRESA BRASILEIRA DE AERONAUTICA S.A.		REPUBLIC AIRLINE, INC.

By:	/s/ Frederico Fleury Curado	By:	/s/ Bryan Bedford
Name:	Frederico Fleury Curado	Name:	Bryan Bedford
Title:	Executive Vice President Civil Aircraft	Title:	Chairman and CEO

By:	/s/ Flavio Rimoli
Name:	Flavio Rimoli
Title:	Sr. Vice President Airline Market

Witness:	Witness:
Name:	Name:

SCHEDULES

“1”          EMBRAER 170 TEST EQUIPMENT LIST

“2”          INSURANCE SPECIAL CLAUSE

“3”          CONVERSION AIRCRAFT CONFIGURATION

“4”          ADDITIONAL ASSISTANCE

“5”          MUTUAL SUPPORT

SCHEDULE ”1” – EMBRAER 170 TEST EQUIPMENT LIST

Embraer shall provide, [*] (INCOTERMS 2000), the following test/maintenance equipment:

PART NUMBER	DESCRIPTION	ATA	REC QTY	APLIC.
050-03281-0000	KPA 900 CONFIGURATION MODULE PROGRAMMER	34	[*]	170
130601	TRIPOD	34	[*]	170
2250	TEST SET - LVDT / RVDT TESTER	27	[*]	170
455-9010	ELT TEST SET	31	[*]	170
474084	TEST BOX CARGO FIRE EXTINGUISHING SIMULATOR	26	[*]	170
8800	TEST SET - SYNCHRO/RESOLVER ANGLE POSITION INDICATORS	27	[*]	170
954-2399REV	LANDING COMPASS	34	[*]	170
960-0308-016	PLAYBACK AND TEST SYSTEM TO SSCVR (HARDWARE)	23	[*]	170
964-0446-021	HAND HELD DOWNLOAD UNIT TO SSFDR - HHDLU (HARDWARE)	31	[*]	170
ADTS-401 Series or similar	AIR DAT SMART PROBE - TEST SET	34	[*]	170
AGE-00931-401	KIT REFERENCE STANDARD, NDT	57	[*]	170
LT-100	EVCS SERVICE INTERFACE MODULE	72	[*]	170
PATS-1560K99	PORTABLE COM. MANAGEMENT UNIT (CMU) TEST STATION	23	[*]	170
QB18	TEST SET - STATIC DISCHARGER AND COAXIAL CABLE	23	[*]	170
RHLB-7	TESTER - A.S.C.B. VERSION “D” DATABUS ANALYZER (TIU)	22	[*]	170

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SCHEDULE ”2” – INSURANCE SPECIAL CLAUSE

Buyer shall include the following endorsements in its Hull and Comprehensive Airline Liability insurance policies:

1. Hull All Risks Policy, including War, Hi-jacking and Other Perils.

“It is hereby understood and agreed that Insurers agree to waive rights of subrogation against Embraer with regard to the insured Aircraft.

This endorsement shall not operate to prejudice Insurer’s rights of recourse against Embraer - Empresa Brasileira de Aeronáutica S.A. as manufacturer, repairer, supplier or servicing agent where such right of recourse would have existed had this endorsement not been effected under this Policy.”

2. Comprehensive Airline Liability Policy, based on the AVN53 - Additional Insured Endorsement

“It is hereby understood and agreed that Embraer - Empresa Brasileira de Aeronáutica S.A. including any business entity owned by or subsidiaries to Embraer, and all partners, executive officers, employees and stock holders, are added as Additional Insureds only with respect to the operation of the Aircraft by the Named Insured.

This endorsement does not provide coverage for any Additional Insured with respect to claims arising out of its legal liability as manufacturer, repairer, supplier or servicing agent and shall not operate to prejudice Insurer’s right of recourse against any Additional Insured as manufacturer, repairer, supplier or servicing agent.”

3. Notwithstanding anything to the contrary as specified in the Policy or any endorsement thereof, the coverages stated in paragraphs 1 and 2 above, shall not be cancelled or modified by the Insurer, without 48 hours advance written notice to Embraer to such effect.

This Endorsement attaches to and forms part of Policy No.                             , and is effective from the          day of             , 200  .

SCHEDULE ”3” – CONVERSION AIRCRAFT CONFIGURATION

1. EMBRAER 175 CONFIGURATION

1.1. EMBRAER 175 Standard Aircraft

The Conversion Aircraft EMBRAER 175 shall be manufactured according to (i) the standard configuration specified in the Preliminary Technical Description PTD-175 Rev. 4 dated May 2003, which although not attached hereto, is incorporated herein by reference, and (ii) the characteristics described in the items below.

2.2. EMBRAER 175 Optional Equipment

The 175 Conversion Aircraft will also be fitted with the following options selected by Buyer:

2.2.1. 175 Conversion Aircraft Model and Engines

[*]

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2.2.2. Options By Ata Chapter

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2.2.3. EMBRAER 175 Basic Interior Configuration (78 seats)

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2. EMBRAER 190 CONFIGURATION

2.1. EMBRAER 190 Standard Aircraft

The 190 Conversion Aircraft shall be manufactured according to (i) the standard configuration specified in the Preliminary Technical Description PTD-190/195 Rev. 4 dated May 2003, which although not attached hereto, is incorporated herein by reference, and (ii) the characteristics described in the items below.

2.2. EMBRAER 190 Optional Equipment

The 190 Conversion Aircraft will also be fitted with the following options selected by Buyer:

2.2.1. 190 Conversion Aircraft Model and Engines

[*]

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2.2.2. Options By Ata Chapter

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3. EMBRAER 195 CONFIGURATION

3.1. EMBRAER 195 Standard Aircraft

The Conversion Aircraft EMBRAER 195 shall be manufactured according to (i) the standard configuration specified in the Preliminary Technical Description PTD-190/195 Rev. 4 dated May 2003, which although not attached hereto, is incorporated herein by reference, and (ii) the characteristics described in the items below.

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3.2. EMBRAER 195 Optional Equipment

The 195 Conversion Aircraft will also be fitted with the following options selected by Buyer:

3.2.1. 195 Conversion Aircraft Model and Engines

[*]

[*]

3.2.2. Options By Ata Chapter

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4. FINISHING

The Aircraft will be delivered to Buyers as follows:

4.1  EXTERIOR FINISHING:

The fuselage of the Aircraft shall be painted according to Buyer’s color and paint scheme which shall be supplied to Embraer by Buyer on or before six (6) months prior to the relevant Aircraft Contractual Delivery Date.

The wings and the horizontal stabilizer of all Aircraft shall be supplied in the standard colors, i.e., gray BAC707.

4.2  INTERIOR FINISHING:

Buyer shall inform Embraer on or before eight (8) months prior to the relevant Aircraft Contractual Delivery Date of its choice of materials and colors of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain. The above-mentioned schedule for definition of interior finishing shall only be applicable if

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Buyer selects its materials from the choices offered by and available at Embraer. In case Buyer opts to use different materials and or patterns, such schedule shall be mutually agreed between the Parties at the time of signature of the Purchase Agreement.

The following items are not supplied or installed by Embraer: Trolleys, ovens, coffee makers, hot jugs and standard units.

5.     REGISTRATION MARKS AND TRANSPONDER CODE

The Aircraft shall be delivered to Buyer with the registration marks painted on them. The registration marks and the transponder code shall be supplied to Embraer by Buyer no later than ninety (90) Days before each relevant Aircraft Contractual Delivery Date.

IT IS HEREBY AGREED AND UNDERSTOOD BY THE PARTIES THAT IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS SCHEDULE ”2” AND THE TERMS OF THE TECHNICAL DESCRIPTION ABOVE REFERRED, THE TERMS OF THIS ATTACHMENT “A” SHALL PREVAIL.

SCHEDULE ”4” – ADDITIONAL ASSISTANCE

Embraer will grant Buyer a [*] in an amount equivalent to [*] in accordance with and subject to the terms presented below, with respect to each Aircraft (including the Firm Aircraft, Conditional Aircraft and Option Aircraft irrespective of Aircraft model).

Brazilian Export Support:

[*] shall secure availability of the Brazilian Export Financing Programme [*] or any Brazilian Export Financing Programme then available (the “Programme”) for the Aircraft on behalf of Buyer by obtaining [*].

Buyer shall be granted [*] in an amount equivalent to [*] provided that Buyer shall comply in full with the conditions set forth in items a) through c) below. Such [*] shall be granted to Buyer, by means of [*].

(a)                  Buyer shall cooperate to structure the delivery documents and the financing of each relevant Aircraft [*] provided that Buyer’s interest in connection with the purchase of the relevant Aircraft or the financing related thereto would not be adversely affected or interfered with, and [*].

(b)                  Buyer provides Embraer, no later than [*] after execution of the relevant Purchase Agreement, all financial and corporate data (which Buyer generally provides to financiers and export credit agencies) as requested by Embraer [*].

(c)              All rights, benefits and interests to and in regard to, any and all present and future Brazilian Export Support [*] pursuant to documentation reasonably requested by [*].

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SCHEDULE ”5” – MUTUAL SUPPORT

This schedule sets forth additional agreements of the Parties with respect to the matters set forth in the Purchase Agreement DCT–014/2004) dated as of March       , 2004 (including the Letter Agreement DCT–015/2004) between Embraer and Buyer (the “Agreement”).  All terms defined in the Agreement shall have the same meaning when used herein, and in case of any conflict between this [*] and the Agreement, this [*] shall govern.

Embraer will use [*] to [*] debt [*]

Aircraft:	[*] aircraft scheduled for delivery under the Agreement (the “Aircraft”).

[*]

Republic Airline, Inc., a wholly-owned subsidiary of Republic Airways Holdings Inc. (“Parent”), with a parent guarantee consistent with those generally offered in the US for airlines of same size and financial condition as Buyer, as Debt Providers may require with it being understood that there shall be [*].  Notwithstanding anything to the contrary in Article 14 of the Purchase Agreement, Buyer shall not be entitled to assign any support provided or to be provided pursuant to this Financing Term Sheet.

Net Aircraft Purchase Price:

The escalated Aircraft Purchase Price as defined in the Agreement, to be shown on the relevant invoice, and excluding BFE items, [*] as well as any and all taxes, VAT, imposts, levies, and duties accrued either in Brazil or USA.

[*]	[*]

[*] Provider:	[*]

Terms:

Buyer agrees to cooperate reasonably and in good faith with Embraer and/or any prospective [*] Provider in documenting and closing the financing transactions on an expedited basis.  Buyer shall also provide financial and other information requested by such persons, subject to the execution of confidentiality agreements as appropriate.

Loan A and Loan B shall be [*].

[*]

[*]

If [*] provides [*] shall agree to [*]

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Financed Amount:	[*] with Buyer to pay [*] at delivery.

Security:

For each of Loan A and Loan B, the relevant [*] Provider shall receive a perfected security interest qualifying for the protections of Section 1110 of the Bankruptcy Code. The security interest shall be [*].

[*] Term:	Loan A: [*] years, payable in [*] having a maximum average [*].

Loan B: [*] years [*] payable in [*] with a maximum [*] provided that [*].

At Embraer’s request, Loan A and Loan B may be [*].

[*] Rate:	[*] for Loan A and Loan B shall be [*].

[*] Fees	If required by [*] Buyer shall [*]. Buyer shall also [*]. Embraer may, [*] require Buyer to [*]. If Buyer [*] Embraer shall [*]

Financing Cooperation:	Unless Buyer and Embraer agree [*] shall select a [*] to which Buyer [*] Loan A [*].

The mandate for the [*] shall include (1) an [*] on terms consistent with [*] and for the other [*] on terms consistent with [*] for a term [*] or as the parties may otherwise agree [*] (2) an agreement that [*] may continue to [*] and that [*] (3) a requirement that [*] and (4) other terms reasonably agreed by [*].  Embraer shall [*] to provide the Loan A [*].

During the term of [*] will not [*]. In addition, [*] will not [*].

Buyer furthermore agrees that it shall [*].

[*]	Loan A for [*] has agreed to provide the Loan A [*] Embraer shall attempt to [*] whereby, if Buyer elects [*] Buyer may at that time [*]. Embraer expects that [*].

Other Loans: If Embraer or an affiliate of Embraer [*] Loan A [*] or Loan B [*] Buyer may [*].

[*]	The [*] Aircraft shall be delivered to Buyer pursuant to [*] Buyer shall [*] a Loan A and a Loan B [*] Buyer shall [*] Buyer shall [*] Once Buyer [*] Parent shall [*] Buyer shall [*].

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[*]	[*]

(1)           Absence of any material adverse change in the business, operations or financial condition of Parent or Buyer as reflected in Parent’s year-end audited financial statements for the year ended December 31, 2003.

(2) Absence of litigation by or against Buyer or any Buyer affiliate, which is reasonably expected to have a material adverse effect upon the operations of Buyer.

(3) (a) Embraer’s approval of Buyer’s [*]

(b) No termination of any [*]

(4)           No changes or amendments to Section 1110 of the United States Bankruptcy Code as currently legislated and interpreted (“Section 1110”) in a manner that would materially adversely affect the financing parties in a United States aircraft financing, and that has had a materially adverse effect on the aircraft financing market.

(5) Buyer shall be an air carrier eligible for the protections of Section 1110 [*].

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(6)           There shall not be a monetary or material default by Buyer or any affiliate with respect to the pertinent financing parties and Embraer or any affiliate at the time of financing, and no material default under the EMB-145 Purchase Agreement.

(7)           All reasonable legal fees, disbursements and out-of-pocket expenses of Embraer (excluding amounts associated with basic delivery documents such as bills of sale and partial assignments of rights under the relevant purchase agreement) and any party associated with the financing hereunder of such Aircraft relating to such financing (excluding amounts that Embraer is obligated to pay under this Financing Term Sheet) (“Expenses”), shall be paid by Buyer at closing or upon demand thereafter.

After each financing and refinancing of a Loan A for any Aircraft and Conditional Aircraft hereunder, Embraer and Buyer shall determine [*].  If the [*] Embraer shall at Buyer’s request [*] Buyer shall [*].

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(8) Additional customary conditions precedent in aircraft financings as may be required by the lender, including but not limited to issuance of required legal opinions

(9) Parent shall continue to [*].

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The above-mentioned Financing Term Sheet is the only financing support that Embraer will provide Buyer under the terms and conditions contained in this Agreement and the Purchase Agreement. Any additional financing support that may be requested by Buyer shall be subject to Embraer analysis, and the conditions under which Embraer may provide such additional financing support (including but not limited to additional costs to Buyer), will be communicated to Buyer by Embraer.

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